Exhibit 10.1

TENTH AMENDMENT TO LOAN AGREEMENT AND
FORBEARANCE AGREEMENT

THIS TENTH AMENDMENT TO LOAN AGREEMENT AND FORBEARANCE AGREEMENT (this “Agreement”) is made and entered into as of October 9, 2015 (the “Effective Date”), by and among TRANSCOASTAL PARTNERS, LLC, a Texas limited liability company (“TCP”), TRANSCOASTAL CORPORATION, a Texas corporation (“TC-TX” or the “Borrower”), TRANSCOASTAL CORPORATION, a Delaware corporation (“TC-DE”), the Guarantors party hereto, the Lenders party hereto, the shareholders of TC-DE party hereto (the “Shareholders”) and MELODY BUSINESS FINANCE, LLC (“Melody”), as administrative agent (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENT

WHEREAS, TC-TX, as borrower, the Lenders (as such term is defined in the Loan Agreement) from time to time party thereto and the Administrative Agent (as successor, by purchase and assignment, to Green Bank, N.A.), are parties to that certain Loan Agreement, dated as of May 19, 2011 (as heretofore amended, supplemented or otherwise modified, the “Loan Agreement”);

WHEREAS, as a condition precedent to the effectiveness of this Agreement, TC-DE, as the direct parent of TC-TX, desires to guarantee the unpaid balance of the Notes and the other Obligations specified in the Loan Agreement (other than the Existing Obligations (as defined herein)), whether now or hereafter existing (including the Obligations contemplated by this Agreement), and to grant a security interest in substantially all its assets, including its equity interests in TC-TX;

WHEREAS, TC-DE, as the direct parent of TC-TX, expects to derive direct and tangible benefit from such guarantee and grant of a security interest and the effectiveness of this Agreement;

WHEREAS, TC-TX has acknowledged that certain Events of Default have occurred and are continuing under the Loan Agreement;

WHEREAS, due to the existence and continuation of the Designated Events of Default (as defined below), the Administrative Agent and the Required Lenders are entitled to exercise rights and remedies available to them related to such Designated Events of Default, including, without limitation, the right to declare the unpaid balance of the Notes and the other Obligations specified in the Loan Agreement due and payable, to collect such Obligations, to make demand upon TC-TX and the other Loan Parties and to exercise the legal rights and remedies available to them pursuant to the terms of the Loan Agreement and the other Loan Documents;

WHEREAS, TC-TX has asked the Administrative Agent and the Required Lenders to temporarily forbear from exercising their rights and remedies under the Loan Agreement and the other Loan Documents with respect to the Designated Events of Default and to make certain amendments to the Loan Agreement;

WHEREAS, in addition to the foregoing, the Borrower has requested that the Lenders identified on Annex I attached hereto as Increasing Lenders (the “Increasing Lenders”) agree to increase their respective Commitments;

WHEREAS, upon the terms and conditions contained herein, the Administrative Agent and the Required Lenders (acting by and through the Administrative Agent) are prepared to temporarily forbear from the exercise of their rights and remedies under the Loan Agreement and the other Loan Documents as a result of the Designated Events of Default, without waiving any of such rights, and to make certain amendments to the Loan Agreement;

WHEREAS, the forbearance by the Administrative Agent and the Required Lenders from the current exercise of their rights and remedies as provided for in this Agreement and the amendments set forth herein, shall result in direct and tangible benefits to the Borrower and to TC-DE as the direct parent of the Borrower; and

WHEREAS, the parties hereto desire to evidence (i) such amendments to the Loan Agreement; (ii) their understanding with respect to performance by Borrower during the Forbearance Period (as hereinafter defined) of certain covenants and other undertakings and agreements made by Borrower; and (iii) the increase by the Increasing Lenders of their respective Commitments.

NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Loan Agreement shall have the meaning assigned to such term in the Loan Agreement.

Amendments to Loan Agreement. Subject to the conditions hereof and upon satisfaction of the terms set forth in Section 7 hereof, the following amendments are hereby made to the Loan Agreement:

Section 1.1 of the Loan Agreement is hereby amended, effective as of the Effective Date, by amending and restating the following definitions in their entirety to read as follows:

“Aggregate Commitments” means the obligations of the Lenders, subject to the terms and conditions of this Agreement, to make Loans which shall not exceed at any one time outstanding the lesser of (a) $20,245,945.15 and (b) the Borrowing Base then in effect.

“CoreTerra” means CoreTerra Operating, LLC, a Texas limited liability company.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans.

“Guarantors” means Stuart G. Hagler, David J. May and W.A. Westmoreland, each an individual; CoreTerra; and Parent.

“Maturity Date” means the date that is the earlier of (i) January 7, 2016 and (ii) the date upon which that certain Restructuring Support Agreement, dated as of October 9, 2015, by and among the Administrative Agent, the Borrower, Parent and each of its affiliates that may or will constitute one of the debtors in the Chapter 11 Cases (as such term is defined therein) terminates.

“Parent” means TransCoastal Corporation, a Delaware corporation.

(b)     Section 2.1 of the Loan Agreement is hereby amended, effective as of the Effective Date, amending and restating the first sentence of clause (a) thereof in its entirety to read as follows:

“Each Lender agrees, subject to the terms and conditions hereof, to lend to the Borrower at any time and from time to time on or before the Maturity Date (each herein called a “Loan” and collectively the “Loans”) which may be repaid and reborrowed pursuant to the terms hereof and which shall not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the total Credit Exposure exceeding the Aggregate Commitments.

(c)     Section 4.5 of the Loan Agreement is hereby amended, effective as of the Effective Date, by amending and restating such section in its entirety to read as follows:

“4.5     Security Agreement.      The payment and performance of the Note and all of the other Obligations hereunder and under the Loan Documents shall be secured by a first and superior lien against all personal property of Borrower, CoreTerra and Parent pursuant to the terms of one or more security agreements (each, a “Security Agreement”), which shall be in form and substance satisfactory to the Administrative Agent.”

(d)     Section 6.2 of the Loan Agreement is hereby amended, effective as of the Effective Date, by amending and restating such section in its entirety to read as follows:

“6.2     Availability of Aggregate Commitments. The then-Principal Debt plus the amount of the requested Loan shall be equal to or less than the Aggregate Commitments.”

(e)     Section 7 of the Loan Agreement is hereby amended, effective as of the Effective Date, by amending and restating the first sentence of such section in its entirety to read as follows:

“Until full payment and performance of all Obligations under the Loan Documents and unless Administrative Agent consents otherwise in writing (and without limiting any requirement of any other Loan Document), each of Parent and Borrower shall, and Borrower shall (except in the case of the covenants set forth in Sections 7.1 and 7.2), shall, nor shall Borrower permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of the Administrative Agent (and without limiting any requirement of any other Loan Documents):”

(f)     Section 7.11 of the Loan Agreement is hereby amended, effective as of the Effective Date, by amending and restating such section in its entirety to read as follows:

“7.11     Wells Fargo Bank, National Association as Depository Bank. Maintain Wells Fargo Bank, National Association as the depository bank for the proceeds of all Loans made by the Lenders on or after October 9, 2015.”

(g)     Section 8 of the Loan Agreement is hereby amended, effective as of the Effective Date, by amending and restating the first sentence of such section in its entirety to read as follows:

“Until full payment and performance of all Obligations under the Loan Documents, neither Parent nor Borrower shall, nor shall Borrower permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of the Administrative Agent (and without limiting any requirement of any other Loan Documents):”

(h)     Section 13.3 of the Loan Agreement is hereby amended, effective as of the Effective Date, by amending and restating such section in its entirety to read as follows:

“13.3     Choice of Law and Venue. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF NEW YORK. The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent or any Lender or any related party of any of the foregoing in any way relating to this Loan Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Loan Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Loan Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction in which the properties of the Borrower or such other Loan Party are located. Further, the Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Loan Agreement or any other Loan Document in any court referred to in this Section 13.3. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.”

(i)     Schedule 2 of the Loan Agreement is hereby replaced in its entirety with Annex II attached hereto, and Annex II attached hereto shall be deemed to be attached as Schedule 2 to the Loan Agreement, effective as of the Effective Date.

Adjustment of Borrowing Base. Effective as of the date hereof, the Borrowing Base is hereby increased to $20,245,945.15. In connection with the increase, the Borrower shall pay the Borrowing Base increase fee as provided in Section 3.7 of the Loan Agreement. The Borrowing Base as increased shall remain in effect until the next Determination Date, unless otherwise adjusted pursuant to the provisions of Section 3.4 of the Loan Agreement.

Acknowledgments by the Borrower. The Borrower hereby acknowledges and agrees as follows:

Accuracy of Preliminary Statement. The recitals made in the Preliminary Statement hereof are accurate and are a part of this Agreement.

Existing Events of Default. The following Events of Default (collectively the “Existing Events of Default”) have occurred and are continuing as of the date hereof:

the Borrower failed to maintain a ratio of EBITDAX to the sum of (i) Interest Expense and (ii) the aggregate Monthly Reduction Amount actually paid in cash for the applicable period determined on a consolidated basis of less than 1.25 to 1.00 as of the end of the fiscal quarter ended June 30, 2015, as required by Section 8.3(b) of the Loan Agreement, which constitutes an Event of Default under Section 10.3 of the Loan Agreement;

the Borrower failed to make payments with respect to Principal Debt on November 1, 2014; December 1, 2014; January 1, 2015; February 1, 2015; March 1, 2015; April 1, 2015 and May 1, 2015, as required by Section 3.6 of the Loan Agreement, which constitutes an Event of Default under Section 10.1 of the Loan Agreement;

the Borrower failed to repay all Principal Debt, plus accrued but unpaid interest, on June 1, 2015 (the Maturity Date in effect prior to the effectiveness of this Agreement), as required by Section 2.4 of the Loan Agreement, which constitutes an Event of Default under Section 10.1 of the Loan Agreement;

the Borrower failed to cause all payments of production proceeds from the Mortgaged Properties to be deposited into the Cash Collateral Account, as required by Section 4.7 of the Loan Agreement, which constitutes an Event of Default under Section 10.3 of the Loan Agreement;

none of the Guarantors have accounts at Green Bank, N.A. as required by Section 7.11 of the Loan Agreement, which constitutes an Event of Default under Section 10.3 of the Loan Agreement;

the Borrower failed to pay taxes, assessments and other obligations, as required by Section 7.4 of the Loan Agreement, which constitutes an Event of Default under Section 10.3 of the Loan Agreement; and

the Borrower failed to maintain Hedging Agreements, as required by Section 7.12 of the Loan Agreement, which constitutes an Event of Default under Section 10.3 of the Loan Agreement.

Anticipated Events of Default. The Borrower anticipates that the following Events of Default have either occurred or will occur during the Forbearance Period (collectively the “Anticipated Events of Default,” and together with the Existing Events of Default, the “Designated Events of Default”):

the Borrower will fail to make payments with respect to Principal Debt, as required by Section 3.6 of the Loan Agreement, which will constitute Events of Default under Section 10.1 of the Loan Agreement;

the Borrower will fail to maintain a ratio of EBITDAX to the sum of (i) Interest Expense and (ii) the aggregate Monthly Reduction Amount actually paid in cash for the applicable period determined on a consolidated basis of less than 1.25 to 1.00, as required by Section 8.3(b) of the Loan Agreement, which will constitute an Event of Default under Section 10.3 of the Loan Agreement;

the Borrower will fail to make a payment with respect to the Borrowing Base increase fee, as required by Section 3.7 of the Loan Agreement, which will constitute an Event of Default under Section 10.1 of the Loan Agreement;

the Borrower will fail to use proceeds of the Loans as required by Section 2.2 of the Loan Agreement, which will constitute an Event of Default under Section 10.3 of the Loan Agreement; and

the Borrower will fail to maintain a depository account (the “TC-TX Account”) with Wells Fargo Bank, National Association as required by Section 7.11 of the Loan Agreement (as amended by this Agreement), which will constitute an Event of Default under Section 10.3 of the Loan Agreement.

Acknowledgment of Default. Prior to the date hereof: (i) the Existing Events of Default exist under the Loan Agreement (and the Borrower waives all notice requirements related to such Existing Events of Defaults, as well as any grace periods applicable to the cure of such Existing Events of Default); (ii) the Existing Events of Default are continuing and (iii) as of the date hereof, no waiver by the Administrative Agent or the Required Lenders with respect to the Existing Events of Default or their respective rights and remedies with respect thereto is in effect;

Acknowledgment of Right to Accelerate. That (i) on and as of the Effective Date, the Administrative Agent and the Required Lenders have the right upon termination of the Forbearance Period (as hereinafter defined) to accelerate and declare the Obligations to be immediately due and payable and to make demand upon the Borrower and/or any or all of the Guarantors (including TC-DE) for the payment in full of all such Obligations; (ii) such acceleration and demand for payment, if made, would be in all respects adequate and proper and (iii) the Borrower waives any and all further notice, presentment, notice of dishonor or demand with respect to the Obligations;

Acknowledgment of Indebtedness. That (i) as of the date hereof (and prior to giving effect to any Loans made on the date hereof), the Borrower is indebted to the Administrative Agent and the Lenders in the principal amount of $18,226,060.92 under the Loan Agreement (the “Existing Obligations”); (ii) all such amounts remain outstanding and unpaid without setoff, counterclaim or defenses; and (iii) all such amounts are subject to increase, decrease or other adjustment as a result of any and all interest, fees and other charges including, without limitation, attorneys’ fees and costs of collection to the extent that such amounts are payable to the Administrative Agent and/or the Lenders under the Loan Documents (such amounts, “Fees and Expenses”);

Acknowledgement of Binding Effect of Documents. That (i) each of the Loan Documents to which it is a party has been duly executed and delivered to the Administrative Agent, and each is in full force and effect as of the date hereof; (ii) its agreements and obligations contained in the Loan Documents and in this Agreement constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and it has no valid defense to the enforcement of such obligations; and (iii) the Administrative Agent and the Lenders are and shall be entitled to the rights, remedies and benefits provided for them in the Loan Documents and applicable law;

Acknowledgement of Liens. That the Administrative Agent on behalf of the Lenders has and shall continue to have valid, enforceable, first-priority and perfected Liens (subject to certain Permitted Liens) in the Collateral heretofore granted by the Loan Parties to the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) pursuant to the Loan Documents;

Acknowledgment that Liabilities Continue in Full Force and Effect. That the Obligations of the Borrower and Guarantors to the Administrative Agent and Lender, except as expressly modified herein, remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Agreement or by the agreements and undertakings of the parties contained herein; and

Generally as to this Agreement. That (i) it has the legal power and authority to execute and deliver this Agreement; (ii) the officer executing this Agreement on its behalf has been duly authorized to execute and deliver the same and bind it with respect to the provisions hereof; (iii) its execution and delivery hereof and its performance and observance of the provisions hereof do not (a) violate or conflict with (I) any of its organizational documents or (II) any law applicable thereto or (b) result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against it, in the case of the foregoing clause (a)(II) and this clause (b), in any material respect; (iv) except with respect to the Designated Events of Default, no Event of Default exists under the Loan Agreement, nor will any occur as a result of the execution and delivery of this Agreement or by the performance or observance of any provision hereof; (v) it is not aware of any claim or offset against, or defense or counterclaim to, any of its obligations or liabilities under the Loan Agreement or any other Loan Document and (vi) this Agreement and each document executed in connection herewith constitute its valid and binding obligations in every respect, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Forbearance by the Administrative Agent and Lender.

Forbearance Period. At the request of the Borrower, the Administrative Agent and the Lenders agree to forbear from the exercise of their rights and remedies under the Loan Agreement and the other Loan Documents as a result of the Designated Events of Default, as of the Effective Date until the earliest to occur of the following: (i) the occurrence of any Event of Default under any of the Loan Documents (other than the Designated Events of Default); (ii) a violation by the Borrower of Section 5(b) herein or a breach of any covenant made by the Borrower in Section 5(b) herein; (iii) the termination of that certain Restructuring Support Agreement, dated as of the date hereof (the “RSA”), by and among the Administrative Agent, the Borrower, TC-DE and each of its affiliates that may or will constitute one of the debtors in the Chapter 11 Cases (as such term is defined in the RSA) for any reason pursuant to Section 5 thereof and (iv) January 7, 2016 (the period beginning on the Effective Date and terminating on the earliest of such dates (in each case subject to extension by the Administrative Agent in its sole discretion) being hereinafter referred to as the “Forbearance Period”).

Waiver of Conditions Precedent to Loans during Forbearance Period; Loans and Use of Proceeds. The Administrative Agent agrees to waive the conditions precedent set forth in Section 6 of the Loan Agreement with respect to any Loans requested to be funded during the Forbearance Period; provided that upon written notice to the Borrower, the Administrative Agent may unilaterally rescind such waiver during the Forbearance Period. As a condition of such waiver, Borrower hereby agrees that notwithstanding the terms in the Loan Agreement, (i) the aggregate principal amount of Loans that it may borrow during the Forbearance Period shall not exceed $1,500,000.00; (ii) it shall use the proceeds of any Loans made by the Lenders during the Forbearance Period only for those purposes expressly set forth on Schedule A attached hereto; and (iii)  it shall establish a depository account (the “TC-TX Account”) at Wells Fargo Bank, National Association by October 30, 2015, into which it shall deposit the proceeds of the Loans made on or after the Effective Date which, as of such date, have not been used in accordance with this clause (b) and which, as of such date, shall be subject to a deposit account control agreement in form and substance acceptable to the Administrative Agent in its sole discretion. The Borrower hereby covenants that TC-DE shall have no rights to the funds maintained in the TC-TX Account and that it shall not make any payments or advances to TC-DE using the funds maintained in the TC-TX Account.

Termination of Forbearance Period. Upon the termination of the Forbearance Period pursuant to paragraph (a) above, all forbearances, deferrals and indulgences granted by the Administrative Agent and the Lenders in such paragraph (a) above shall immediately terminate, and the Administrative Agent and the Lenders shall thereupon have, and shall be entitled to exercise, any and all rights and remedies which the Administrative Agent and the Lenders may have upon the occurrence of an Event of Default, including, without limitation, the Designated Events of Default, and the Obligations shall become immediately due and payable.

Forbearance Period Interest. The Borrower acknowledges and agrees that the Administrative Agent and the Lenders have elected to cause the Contract Rate to be the Default Rate as provided in the definition of “Contract Rate” in Section 1.1 of the Loan Agreement, commencing on the date when the earliest to occur of the Designated Events of Default occurred, and such Default Rate shall continue to be the Contract Rate until such date, if any, when all Events of Default are waived by the Lenders (including, without limitation, during the period from the Effective Date through and including the expiration or termination of the Forbearance Period).

Acknowledgements regarding Forbearance. Other than the Term Sheet (as such term is defined in the Eighth Amendment to Loan Agreement and Forbearance Agreement, dated as of February 20, 2015, by and among the parties hereto) and the express provisions of the RSA, each of TC-DE and the Borrower acknowledges that neither the Administrative Agent nor any Lender has made any assurances concerning (i) any possibility of an extension of the Forbearance Period; (ii) the manner in which or whether the Designated Events of Default may be resolved; or (iii) any additional forbearance, waiver, restructuring or other accommodations. Each of TC-DE and the Borrower agrees that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Administrative Agent or any Lender may be entitled to take or bring in order to enforce their rights and remedies against TC-DE or the Borrower, as the case may be, are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

Acknowledgement regarding the Administrative Agent’s Inspection Rights. The Borrower acknowledges and confirms its obligations and the rights of the Administrative Agent under Section 7.9 of the Loan Agreement.

General Cooperation from the Boards and Advisors of each of TC-DE and the Borrower. Subject to privilege and other confidentiality requirements, each of TC-DE and the Borrower shall, and shall cause its respective officers, directors, employees and advisors to, cooperate fully with the Administrative Agent (acting at the direction of the Required Lenders) and its designees in furnishing information available to it as and when requested by the Administrative Agent or its designees regarding the Collateral (as defined in the Security Agreement) or its financial affairs, finances, financial condition, business and operations. At the reasonable request of the Administrative Agent, subject to privilege and other confidentiality requirements, the chief executive officer and the chief financial officer of each of TC-DE and the Borrower, as applicable, and such other officers, directors, employees and advisors of TC-DE and the Borrower, as applicable, requested by the Administrative Agent or its designees, shall make themselves available to discuss any matters regarding the Collateral or its financial affairs, financial condition, business and operations, all upon reasonable notice during normal business hours, and shall direct and authorize all such persons and entities to fully disclose to the Administrative Agent and its designees all information requested by the Administrative Agent or its designees regarding the foregoing.

Direction and Indemnification. Each of the Lenders hereby:

confirms that it is a beneficial holder of Loans in the amount set forth on its signature page to this Agreement;

exercises its rights pursuant to Section 13.4 of the Loan Agreement and directs the Administrative Agent to execute and deliver this Agreement and take the actions contemplated herein; and

agrees to indemnify and hold harmless, in an amount equal to its pro rata share (based on its respective principal amounts of its outstanding Loans as a proportion of the total outstanding Loans), the Administrative Agent and each other Administrative Agent-related Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserting against the Administrative Agent or such Administrative Agent-related Person in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or such Administrative Agent-related Person under or in connection with any of the foregoing (the foregoing to be in addition to any rights of compensation or indemnification granted to the Administrative Agent pursuant to the Loan Documents); provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent or such Administrative Agent-related Person’s gross negligence or willful misconduct; provided further, that no action taken or refrained from in accordance with the directions or consent of the Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 6(c).

Conditions Precedent. Except as waived by the Administrative Agent in its sole discretion, prior to or simultaneous with closing, and as a condition to closing, of this Agreement:

the Administrative Agent shall have received this Agreement duly executed by the Borrower, TC-DE, the Guarantors, TCP, the Shareholders, the Administrative Agent and the Lenders;

the Administrative Agent shall have received Notes duly executed by the Borrower payable to each of the Lenders evidencing such party’s Commitment;

the Administrative Agent shall have received a Parent Guaranty (the “Parent Guaranty”) duly executed by TC-DE, in form and substance satisfactory to the Administrative Agent, such that the payment and performance of the Notes and all other Obligations under the Loan Agreement and under the Loan Documents (other than the Existing Obligations) are guaranteed by TC-DE;

the Administrative Agent shall have received a Security Agreement duly executed by TC-DE (the “TC-DE Security Agreement”), in form and substance satisfactory to the Administrative Agent, pursuant to which TC-DE grants a security interest in substantially all its assets, including the equity held by it in the Borrower, as security for the payment and performance of the Notes and all other Obligations under the Loan Agreement and under the Loan Documents (other than the Existing Obligations), together with any UCC financing statement reasonably requested by the Administrative Agent to be filed, registered or recorded in order to perfect the security interests of the Administrative Agent, on behalf of the Lenders, in the collateral;

the Administrative Agent shall have received all original stock certificates or other certificates evidencing any certificated equity interests pledged pursuant to the TC-DE Security Agreement, together with any undated stock power for each such certificate executed in blank by the registered owner thereof;

the Administrative Agent shall have received (i) an Amendment to the Security Agreement, dated as of May 9, 2011, between TC-TX, as Grantor and the Administrative Agent, as Secured Party and successor by purchase and assignment to Green Bank, N.A., in form and substance satisfactory to the Administrative Agent, (ii) an Amended and Restated Security Agreement, in form and substance satisfactory to the Administrative Agent, between CoreTerra Operating, LLC, a Texas limited liability company (“CoreTerra”), as Grantor and the Administrative Agent, as Secured Party, and (iii) an Amended and Restated Guaranty Agreement, in form and substance satisfactory to the Administrative Agent, from CoreTerra, as Guarantor in favor of the Administrative Agent, for the benefit of the Beneficiaries (as such term is defined therein);

the Administrative Agent shall have received such Oil and Gas Mortgages and supplements to existing Oil and Gas Mortgages duly executed by the Borrower, in form and substance satisfactory to the Administrative Agent, pursuant to which, together with the Oil and Gas Mortgages heretofore delivered, the Administrative Agent will hold a lien on 100% of the Mineral Interests in the oil and gas properties owned by the Borrower as of the date hereof;

the Administrative Agent shall have received the RSA duly executed by the Administrative Agent, the Borrower, TC-DE and the other parties party thereto;

the Administrative Agent shall have received certificates of the Secretary or Assistant Secretary of each of the Borrower, TC-DE and CoreTerra setting forth (i) resolutions of its board of directors (or equivalent governing body) with respect to the authorization of the Borrower, TC-DE or CoreTerra, as applicable, to execute and deliver this Agreement and to enter into the transactions contemplated hereby; (ii) the officers (or the equivalent thereof) of the Borrower, TC-DE or CoreTerra, as applicable, (A) who will be signing this Agreement and (B) who will, until replaced by another officer or officers (or the equivalent thereof) duly authorized for that purpose, act as a representative of the Borrower TC-DE or CoreTerra, as applicable, for the purposes of signing documents and giving notices and such other communications in connection with the Loan Agreement and the transactions contemplated thereby and hereby; (iii) specimen signatures of the authorized officers (or the equivalent thereof) referred to in clause (ii); and (iv) organizational documents of the Borrower, TC-DE or CoreTerra, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificates until the Administrative Agent receives notice in writing from such party to the contrary;

the Administrative Agent shall have received certificates with respect to the existence, qualification and good standing of each of the Borrower, TC-DE and CoreTerra, issued by the appropriate state agencies in its jurisdiction of organization;

no Potential Event of Default or Event of Default shall exist except the Designated Events of Default; and

Borrower shall have paid (i) all professional fees and expenses of the Administrative Agent and its counsel (Sidley Austin LLP) that have been invoiced prior to the Effective Date and (ii) those professional fees and expenses in an aggregate principal amount not to exceed $5,000 relating to this Agreement and the RSA of Borrower’s counsel (Kane Russell Coleman & Logan P.C.) that have been invoiced prior to the Effective Date.

Representations and Warranties. The Borrower hereby represents and warrants that, as of the date hereof: (a) except with respect to the representations and warranties in the Loan Agreement that may be untrue or incorrect as a result of the occurrence or existence of one or more of the Designated Events of Default, the representations and warranties contained in the Loan Agreement are true and correct in all respects as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all respects as of such earlier date); (b) other than the Designated Events of Default, no Default or Event of Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of such Loan Party and have been duly authorized by all necessary corporate action and proceedings; (d) this Agreement and the other Loan Documents each constitute the legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) implied covenants of good faith and fair dealing; (e) TC-TX holds good and valid title to all Mortgaged Properties and TC-DE holds no interests therein; (f) subsequent to the delivery of the Oil and Gas Mortgages and supplements to existing Oil and Gas Mortgages referred to in Section 7(g) hereof, the Administrative Agent will hold a lien on 100% of the Mineral Interests in the oil and gas properties owned by the Borrower as of the date hereof; (g) there are no consents, authorizations or approvals by any Governmental Authority or third party required in connection with the execution, delivery, and performance by each Loan Party of this Agreement or the other Loan Documents, or the enforceability of this Agreement or the other Loan Documents; and (h) Borrower has not incurred any liability, contingent or otherwise, for broker’s or finder’s fees relating to the transactions contemplated by this Agreement for which the Administrative Agent, any Lender or any of their respective Affiliates shall have any responsibility.

Reaffirmation. Each of Borrower and the Guarantors (a) represents and warrants that it has no defenses to the enforcement of any Loan Document to which it is a party, (b) reaffirms the terms of and its obligations (and the security interests granted by it) under each Loan Document to which it is a party, and agrees that each such Loan Document will continue in full force and effect to secure the Obligations as the same may be amended, supplemented or otherwise modified heretofore, hereby and from time to time hereafter, and such other amounts in accordance with the terms of such Loan Document and (c) acknowledges, represents, warrants and agrees that the liens and security interests granted by it pursuant to the Loan Documents are valid and subsisting and create a security interest to secure the Obligations. Notwithstanding the foregoing, the parties hereto agree that the failure of any Guarantor or such Guarantor’s spouse to execute and deliver the Ratification of Guaranties or Consent of Spouse, as the case may be, shall in no way be deemed a waiver or release of such Guarantor with respect to the Obligations under the Loan Documents, as the same may be amended, supplemented or otherwise modified heretofore, hereby and from time to time hereafter.

Consent of Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the terms of this Agreement and hereby confirms, reaffirms and ratifies in all respects the Guaranty Agreement to which it is a party (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Agreement), as amended or restated, and the enforceability of such Guaranty Agreement against such Guarantor in accordance with its terms.

Reservation of Rights. Borrower acknowledges and agrees that the Administrative Agent and the Lenders (a) have not acquiesced to any noncompliance by Borrower with the exact terms of the Loan Agreement relating to any Event of Default (other than the temporary forbearance regarding the Designated Events of Default), (b) except as otherwise provided for in this Agreement, intend to strictly enforce the terms of the Loan Agreement and the other Loan Documents, in the exercise of their sole and absolute discretion, and (c) hereby reserve all rights, powers and remedies under the Loan Agreement and the other Loan Documents with respect to the Designated Events of Default (upon termination of the Forbearance Period) and any other noncompliance with the terms of the Loan Agreement or any of the other Loan Documents.

Receipt and Application of Payments. Borrower acknowledges and agrees that the Administrative Agent and Lenders shall be entitled during the Forbearance Period to accept such payments and proceeds as are remitted to it pursuant to any provision of the Loan Documents or this Agreement, that the Administrative Agent and the Lenders shall be entitled to apply any and all such proceeds and payments against the liabilities and Obligations owed by Borrower to the Lenders in such order of application as set forth in the Loan Documents, and that the acceptance by the Administrative Agent or any Lender of any such proceeds and payments as are remitted to it pursuant to the Loan Documents or this Agreement or otherwise shall in no way affect or impair the status of the indebtedness owed to the Lenders by Borrower or be deemed to be a waiver of any Events of Default or any acquiescence therein.

RELEASE. EACH OF BORROWER, THE OTHER LOAN PARTIES, AND THEIR AFFILIATES ON BEHALF OF THEMSELVES AND THEIR RELATED PARTIES, HEREBY ACKNOWLEDGES AND AGREES THAT IT DOES NOT HAVE ANY DEFENSES, COUNTERCLAIMS, OFFSETS, CROSS-COMPLAINTS, CLAIMS OR DEMANDS OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THE LIABILITY OF BORROWER TO REPAY LENDERS AS PROVIDED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ADMINISTRATIVE AGENT OR ANY LENDER PARTY HERETO. BORROWER, THE OTHER LOAN PARTIES, AND THEIR AFFILIATES ON BEHALF OF THEMSELVES AND THEIR RELATED PARTIES HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES ADMINISTRATIVE AGENT, THE LENDERS PARTY HERETO AND ADMINISTRATIVE AGENT’S AND SUCH LENDERS’ PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, OR EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS FULLY EXECUTED, WHICH ANY OF BORROWER, THE OTHER LOAN PARTIES, AND THEIR AFFILIATES OR THEIR RELATED PARTIES MAY NOW OR HEREAFTER HAVE AGAINST ADMINISTRATIVE AGENT OR ANY LENDER PARTY HERETO IN THEIR CAPACITIES AS SUCH, AND ADMINISTRATIVE AGENT’S OR SUCH LENDERS’ PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, IN THEIR CAPACITIES AS SUCH, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION AND EXECUTION OF THIS AGREEMENT.

Miscellaneous.

Entire Agreement. This Agreement reflects the entire understanding of the parties with respect to the subject matter herein contained and supersedes any prior agreements, whether written or oral, in regard thereto.

Full Force and Effect. Except as expressly modified herein during the Forbearance Period, all terms of the Loan Agreement and the Loan Documents shall be and shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower.

No Waiver. This Agreement is not intended to operate as, and shall not be construed as, a waiver of any Event of Default, whether known to the Administrative Agent or Lender or unknown, as to which all rights of the Administrative Agent and Lender shall remain reserved.

Loan Document. This is a Loan Document for the purposes and provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Loan Agreement.

Governing Law. This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of New York and all applicable laws of the United States of America.

WAIVER OF RIGHT TO JURY TRIAL. BORROWER WAIVES TRIAL BY JURY AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY A JUDGE OF A COURT OF COMPETENT JURISDICTION.

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same agreement among the parties. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.

No Novation. This Agreement is given as an amendment and modification of, and not as payment of, the indebtedness of Borrower and each Guarantor under the Notes, the Loan Agreement and the other Loan Documents and is not intended to constitute a novation of the Notes, the Loan Agreement or any of the other Loan Documents. All of the indebtedness, liabilities and obligations owing by Borrower and each Guarantor under the Notes, the Loan Agreement and the other Loan Documents shall continue.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, each Guarantor, the Administrative Agent, and each Lender and their respective successors, assigns and legal representatives; provided, however, neither Borrower nor any Guarantor, without the prior written consent of the Administrative Agent, may assign any of its rights, powers, duties or obligations hereunder.

Expenses. Without limiting the provision of Section 12.1 of the Loan Agreement, Borrower and Guarantors agree to pay all out-of-pocket expenses (including without limitation, fees and expenses of any counsel, financial advisor, industry advisor and agent for the Administrative Agent or any Lender) incurred before or after the date hereof by the Administrative Agent, any Lender and their respective Affiliates in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the Loan Documents.

Captions. The captions to the Sections and paragraphs of this Agreement are for the convenience of the parties only, and are not a part of this Agreement.

Time of the Essence. Time is of the essence under this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWER

TRANSCOASTAL CORPORATION, a Texas corporation, as Borrower

By:	/s/ Stuart G. Hagler
Name:	Stuart G. Hagler
Title:	CEO

GUARANTOR

TRANSCOASTAL CORPORATION, a Delaware corporation, as Guarantor

By:	/s/ Stuart G. Hagler
Name:	Stuart G. Hagler
Title:	CEO

Signature Page to Tenth Amendment to Loan Agreement and Forbearance Agreement

SHAREHOLDERS

By:	/s/ Stuart G. Hagler
Name:	Stuart G. Hagler

By:	/s/David May
Name:	David J. May

By:	/s/W.A. Westmoreland
Name:	W.A. Westmoreland

Signature Page to Tenth Amendment to Loan Agreement and Forbearance Agreement

AGENT

MELODY BUSINESS FINANCE, LLC, as the Administrative Agent

By:	/s/ Andreas Scaminaci
Name:	Andreas Scaminaci
Its:	Authorized Signatory

LENDERS

MELODY BUSINESS FINANCE, LLC, as Lender

By:	/s/ Andreas Scaminaci
Name:	Andreas Scaminaci
Its:	Authorized Signatory

Signature Page to Tenth Amendment to Loan Agreement and Forbearance Agreement

Acknowledged and agreed:

TRANSCOASTAL PARTNERS, LLC, as Loan Party

By:	/s/ Stuart G. Hagler
Name:	Stuart G. Hagler
Its:	Manager

Signature Page to Tenth Amendment to Loan Agreement and Forbearance Agreement

Ratification of Guaranties

Each of the undersigned, as guarantors of the obligations under one or more Guaranty Agreements (each, as amended, restated and amended and restated, “Guaranty Agreement”), hereby (a) consents and agrees to this Agreement, including without limitation, the terms and provisions of Sections 7, 8, 11, 14(h), 14(i) and 14(j) thereof, and (b) confirms and agrees that its Guaranty Agreement, as amended or restated prior to or concurrently with the execution of this Agreement, is and shall continue to be in full force and effect and is ratified and confirmed in all respects, except that, on and after the Effective Date, each reference in any Guaranty Agreement to the “Loan Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as modified by the Agreement.

By:	/s/ Stuart G. Hagler
Name:	Stuart G. Hagler

By:	/s/David May
Name:	David J. May

By:	/s/W.A. Westmoreland
Name:	W.A. Westmoreland

CORETERRA OPERATING, LLC

By:	/s/ Stuart G. Hagler
Name:	Stuart G. Hagler
Title:	Manager

Consent of Spouse

The undersigned, being the spouse of Stuart G. Hagler, in order to induce the Administrative Agent and Lender to forbear from the current exercise of their rights and remedies provided for in the Agreement, based, in part, on the foregoing Ratification of Guaranties, hereby consents to the foregoing Ratification of Guaranties and agrees that all assets listed on any financial statement of Stuart G. Hagler submitted to the Administrative Agent from time to time are subject to his liability under the Guaranty Agreement (as defined therein). Without limitation of the foregoing, by execution of this consent, the undersigned acknowledges that it understands the contents of the Ratification of Guaranties (and the Guaranty Agreement) and is aware that, by the provisions thereof, all assets of Stuart G. Hagler, including any community interest, are subject to Stuart G. Hagler’s liability under the Guaranty Agreement.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Consent of Spouse on the date and year first above written.

By:	/s/ Jennifer Hagler
Name:	Jennifer Hagler

Consent of Spouse

The undersigned, being the spouse of David A. May, in order to induce the Administrative Agent and Lender to forbear from the current exercise of their rights and remedies provided for in the Agreement, based, in part, on the foregoing Ratification of Guaranties, hereby consents to the foregoing Ratification of Guaranties and agrees that all assets listed on any financial statement of David A. May submitted to the Administrative Agent from time to time are subject to his liability under the Guaranty Agreement (as defined therein). Without limitation of the foregoing, by execution of this consent, the undersigned acknowledges that it understands the contents of the Ratification of Guaranties (and the Guaranty Agreement) and is aware that, by the provisions thereof, all assets of David A. May, including any community interest, are subject to David A. May’s liability under the Guaranty Agreement.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Consent of Spouse on the date and year first above written.

By:	/s/ Roseanne May
Name:	Roseanne May

Consent of Spouse

The undersigned, being the spouse of W.A. Westmoreland, in order to induce the Administrative Agent and Lender to forbear from the current exercise of their rights and remedies provided for in the Agreement, based, in part, on the foregoing Ratification of Guaranties, hereby consents to the foregoing Ratification of Guaranties and agrees that all assets listed on any financial statement of W.A. Westmoreland submitted to the Administrative Agent from time to time are subject to his liability under the Guaranty Agreement (as defined therein). Without limitation of the foregoing, by execution of this consent, the undersigned acknowledges that it understands the contents of the Ratification of Guaranties (and the Guaranty Agreement) and is aware that, by the provisions thereof, all assets of W.A. Westmoreland, including any community interest, are subject to W.A. Westmoreland’s liability under the Guaranty Agreement.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Consent of Spouse on the date and year first above written.

By:	/s/ Keri L. Westmoreland
Name:	Keri L. Westmoreland

Annex I

Increasing Lenders

Melody Business Finance, LLC

Annex II

Commitments

Melody Business Finance, LLC	$20,245,945.15

Schedule A

Use of Proceeds

1.

TC-TX may use up to $150,000 for the payment of the retainer of Haynes and Boone, LLP for services rendered or to be rendered to TC-TX in connection with the Plan of Reorganization as contemplated by the RSA;

2.	TC-TX may use up to $5,000 for fees and disbursements of Kane Russell Coleman & Logan for services rendered to TC-TX in connection with the negotiation and documentation of this Agreement and the RSA;

3.

TC-TX may use up to $100,000 for the payment of the retainer of Blackhill Partners LLC for services rendered or to be rendered to TC-TX in connection with the Plan of Reorganization as contemplated by the RSA;

4.	TC-TX may use up to $138,832.21to pay any ad valorem taxes that are due and payable on the date hereof;

5.

TC-TX may use up to $576,167.79 for general working capital requirements, including, but not limited to, the payment of additional fees and disbursements of Haynes and Boone, LLP and Blackhill Partners LLC for services to be rendered to TC-TX in connection with the Plan of Reorganization as contemplated by the RSA; the payment of wages and other amounts due to employees of TC-TX and CoreTerra when due and payable in the normal course of business and in accordance with the written policies and employee benefit plans of TC-TX and CoreTerra; the payment of normal and recurring payments when due and payable under mineral rights, real property and equipment lease agreements to which TC-TX or CoreTerra are parties;

6.	TC-TX may use up to $250,000 for maintenance capital expenditures of TC-TX and CoreTerra;

7.

TC-TX may distribute up to $30,000 to TC-DE for general and administrative expenses, including but not limited to, the payment of any premiums when due and payable in order to maintain current dental and health insurance policies that cover the employees of TC-TX and CoreTerra and current general commercial liability and property and casualty insurance policies that cover the business and properties of TC-TX and CoreTerra; and

8.	TC-TX may contribute up to $250,000 to CoreTerra and CoreTerra shall use such proceeds to pay amounts to third parties that are due and payable.

Amounts to be disbursed shall be subject to any conditions of the TC-TX Account. Except as specifically set forth above, under no circumstances may TC-TX or CoreTerra make any payments or distributions to TC-DE.